UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2011

ALBEMARLE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Virginia	001-12658	54-1692118
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

451 Florida Street, Baton Rouge, Louisiana 70801

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: (225) 388-8011

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On September 1, 2011, Mark C. Rohr, Executive Chairman and former Chief Executive Officer of Albemarle Corporation (the “Company”), entered into a pre-arranged stock trading plan (the “10b5-1 Plan”) established in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934 (“Rule 10b5-1”) and the Company’s policies regarding stock transactions. Mr. Rohr holds options to purchase 150,000 shares of the Company’s common stock, which will expire in January 2013. Under the terms of the 10b5-1 Plan, Mr. Rohr may sell up to 150,000 shares of the Company’s common stock during the term of the 10b5-1 Plan if the Company’s common stock achieves a specified level, which is at a premium to the price of the common stock on the date the 10b5-1 Plan was established. The 10b5-1 Plan will terminate on December 30, 2011. Mr. Rohr entered into the 10b5-1 Plan to provide him with the ability to exercise expiring options and to sell the underlying common stock in an orderly and disciplined manner. Sales under the 10b5-1 Plan will commence no earlier than October 3, 2011.

Under Rule 10b5-1, directors, officers and other employees who are not in possession of material non-public information may adopt a pre-arranged plan or contract for the sale of the Company’s securities under specified conditions and at specified times. Any sales executed on behalf of Mr. Rohr will be disclosed publicly through Form 144 and/or Form 4 filings with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALBEMARLE CORPORATION

Date: September 1, 2011	By:	/s/ Karen G. Narwold
Senior Vice President, General Counsel and Corporate Secretary